Exhibit 11

CTI Industries Corporation and Subsidiaries
Consolidated Earnings Per Share

                                                       Quarter Ended March 31
                                                     2003                2002
                                                 -----------          ----------
Basic
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                         1,917,772           1,133,431
                                                 ===========          ==========

Net income:
  Net income  (loss)                             $  (689,788)         $  370,431

  Amount for per share computation               $  (689,788)         $  370,431
                                                 ===========          ==========

  Per share amount                               $     (0.36)         $     0.33
                                                 ===========          ==========


Diluted
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                         1,917,772           1,133,431
  Net additional shares assuming stock
    options and warrants exercised and
    proceeds used to purchase treasury
    stock(1)                                              --              87,920
                                                 -----------          ----------
  Weighted average number of shares and
    equivalent shares of common stock
    outstanding during the period                  1,917,772           1,221,351
                                                 ===========          ==========

Net income:
  Net income (loss)                              $  (689,788)         $  370,431

  Amount for per share computation               $  (689,788)         $  370,431
                                                 ===========          ==========

  Per share amount                               $     (0.36)         $     0.30
                                                 ===========          ==========


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(1)   For the quarter ended March 31, 2003 potential net additional shares, in the amount of 333,930 shares, were excluded from the calculation of diluted earnings per share because it would have been antidilutive.